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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     I, the undersigned director of EXFO Electro-Optical Engineering Inc., constitute and appoint Germain Lamonde and Pierre Plamondon and each or any of them, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Amendment No.1 to the Registration Statement on Form F-1 (File No. 333-38956) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to enable the registrant to comply with the Securities Act and all requirements of the United States Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Dated: June 20, 2000


                                            By:    /s/ David A. Thompson
                                                  ----------------------

                                                  Name: David A. Thompson
                                                  Title: Director